Exhibit 4.5

Form of 2039 Exchange Notes

[Attached.]

[Face of Note]

FORM OF EXCHANGE NOTE OF 5.476% SENIOR NOTES DUE 2039

UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

No. R-[ ]	**$[ ]**

FOX CORPORATION

5.476% SENIOR NOTES DUE 2039

CUSIP Number: 35137L AJ4

ISIN Number: US35137LAJ44

see reverse for certain definitions

FOX CORPORATION, a Delaware corporation (“Fox” or the “Company”, which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to **[CEDE & CO].** or registered assigns,

the principal amount of **[                     ] DOLLARS** on January 25, 2039 and to pay interest thereon from January 25, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 25 and July 25 each year, commencing July 25, 2019, at the rate of 5.476% per annum, until the principal hereof is fully paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months, commencing on the date hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the January 10 or July 10 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

This Security is unconditionally guaranteed by the Guarantee of any Guarantor that may arise pursuant to the Indenture.

Payment of the principal of, and interest on, this Security will be made at the offices or agencies of the Company maintained for that purpose in The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Reference is hereby made to the further provisions of this Security set forth herein which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated: [             ], 2020

FOX CORPORATION

By:
Name: Steven Tomsic
Title: Chief Financial Officer

[Fox – Signature Page to 5.476% Senior Notes due 2039]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory
Date: [ ], 2020

[Fox – Signature Page to 5.476% Senior Notes due 2039]

[Back of Note]

FOX CORPORATION

5.476% SENIOR NOTES DUE 2039

Indenture

This note (this “note certificate”) is one of a duly authorized series (this series being the “Securities”) of debt securities of Fox Corporation, a Delaware corporation (“Fox” or the “Company”), issued under the Indenture dated as of January 25, 2019 (the “Base Indenture”), between Fox and The Bank of New York Mellon, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), which provides for the issuance by the Company from time to time of debt securities (the “Debt Securities”) in one or more series, pursuant to which the Base Indenture, together with all indentures supplemental thereto or any Officer’s Certificate delivered pursuant to Section 3.01 of the Base Indenture (together, with the Base Indenture, the “Indenture”), sets forth the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the “TIA”), and as provided in all indentures supplemental thereto (or as set forth in an Officer’s Certificate). The terms of the Securities and the Guarantee set forth in this note certificate are qualified in their entirety by reference to the terms of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. The Securities are unconditionally guaranteed on a senior basis (the “Guarantee”) by the Guarantee of any Guarantor that may arise pursuant to the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.        Paying Agent and Security Registrar

Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice, other than notice to the Trustee. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Security Registrar or co-registrar.

2.        Optional Redemption by the Company

The Securities are redeemable, as a whole or in part, at the Company’s option, at any time or from time to time, upon notice to the registered address of the Holder at least 10 days but not more than 60 days prior to the redemption. Except as provided below, the redemption price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Securities discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 40 basis points. In each case, accrued and unpaid interest, if any, will be paid to, but not including, the date of redemption. All calculations hereunder shall be made by the Company. On and after July 25, 2038 (six (6) months prior to the maturity date of the Securities) (the “Par Call Date”), the Securities are redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of such Securities being redeemed to, but not including, such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent (as defined below) as having a maturity comparable to the remaining term of the Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities, assuming the Securities matured on the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Quotation Agent” means the Reference Treasury Dealer (as defined below) selected by the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC and their respective successors. If the Reference Treasury Dealer shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the second Business Day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal and interest on the Securities that would be due after the related redemption date but for that redemption assuming the Securities matured on the Par Call Date. If that redemption date is not an interest payment date with respect to the Securities, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on the Securities to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the procedures of DTC.

No Securities of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail, or delivered electronically if held by DTC in accordance with DTC’s customary procedures, at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture with respect to the Securities. Notice of any redemption of Securities may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in the Company’s discretion if in the Company’s good faith judgment any or all of such conditions will not be satisfied. In addition, the Company may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption may be performed by another person.

3.        Repurchase Upon Change of Control Triggering Event

Subject to the terms and conditions of the Indenture, the Company shall become immediately obligated to offer to purchase the Securities pursuant to Section 13.01 of the Indenture upon the occurrence of a Change of Control Triggering Event at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

4.        [Reserved]

5.        Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the terms of the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Securities for a period of 15 days before the selection of any Securities for redemption or of any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

6.        Persons Deemed Owners

The registered Holder of this note certificate may be treated as the owner of the Securities for all purposes.

7.        Amendment; Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities under the Indenture and the waiver of compliance by the Company with certain provisions of the Indenture at any time with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding (or, in case less than all of the several series of Debt Securities then outstanding are affected, of the Holders of a majority in principal amount of the Debt Securities at the time outstanding of each affected series). The Indenture also permits the Holders of a majority in principal amount of any series of Outstanding Securities, on behalf of the Holders of all the Securities of that series, to waive certain past Defaults under the Indenture and their consequences with respect to that series. Any such consent or waiver by the Holder hereof shall be conclusive and binding upon such Holder and upon all future Holders hereof and of any Securities issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made hereon.

8.        Discharge and Defeasance

The Indenture contains provisions for discharge and defeasance at any time of (i) the entire indebtedness of the Securities and (ii) certain restrictive covenants and certain Events of Default applicable to the Securities, upon compliance by the Company with certain conditions set forth in the Indenture.

9.        Defaults and Remedies

Under the Indenture, Events of Default include (i) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities of such series; (ii) default for 30 days or more in the payment when due of interest on or with respect to the Securities of such series; (iii) default in the performance, or breach, of any covenant of the Company in the Indenture and continuance of such default or breach for a period of 90 days after there has been given written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) (with a copy to the Trustee) specifying such default or breach and requiring it to be remedied; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default, other than an Event of Default as a result of certain events of bankruptcy, insolvency or reorganization of the Company, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare all of the Outstanding Securities to be due and payable immediately. If an Event of Default occurs and is continuing as a result of certain events of bankruptcy, insolvency or reorganization, all Outstanding Securities will immediately become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Securities.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities of a series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clauses (i) and (ii) above) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.

10.        Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11.        No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

12.        Authentication

This note certificate shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13.         Additional Rights of Holders of the Securities

In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all of the rights set forth in the Registration Rights Agreement, dated as of January 25, 2019, by and among the Company and the other parties named on the signature pages thereof.

14.         CUSIP Numbers; ISINs

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

15.         Abbreviations

Customary abbreviations may be used in the name of a Principal or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Acts).

16.        Governing Law

THE INDENTURE, THIS NOTE CERTIFICATE AND ANY GUARANTEE ENDORSED HEREON SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and/or the Registration Rights Agreement. Requests may be made to:

Fox Corporation

1211 Avenue of the Americas

New York, New York 10036

Attention: Legal Department

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have the Securities purchased by the Company pursuant to Section 13.01 of the Indenture, check the Box. ☐

If you wish to have a portion of the Securities purchased by the Company pursuant to Section 13.01 of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature

(Sign exactly as your name appears in this note certificate)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF GUARANTEE*

Each guarantor signatory hereto (collectively, the “Guarantors”) has unconditionally guaranteed, jointly and severally, on a senior basis (i) the due and punctual payment of the principal of, premium, if any, and interest (including post-petition interest, if any) on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration, as a result of redemption, upon a Change of Control Triggering Event, by acceleration or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium and interest, if any, on the Securities, to the extent lawful, (iii) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture, and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligations of each of the Guarantors to the Holders of the Securities and to the Trustee, pursuant to the Guarantee and the Indenture, are expressly set forth to the extent and in the manner provided in Article Twelve of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.

The Guarantee of each Guarantor shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

*	To be provided by any Guarantor that may arise pursuant to the Indenture.

GUARANTOR

[ ]

By:
Name:
Title:
Date: [ ], 20[ ]

ASSIGNMENT FORM

To assign the Security, fill in the form below:

I or we assign and transfer this note certificate to

INSERT ASSIGNEE’S SOC. SEC. OR TAX ID NO.

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this note certificate on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature
(Sign exactly as your name appears in this note certificate)

Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.